EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258994 on Form S-3 and Registration Statement Nos. 333-254201, 333-236952, 333-224860, and 333-222499 on Form S-8 of our report dated March 30, 2022 relating to the consolidated financial statements of Eloxx Pharmaceuticals, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 30, 2022